Exhibit 99.1

Arena Reports Third Quarter Financial Results with Continued Progress on Clinical Programs

•	Etrasimod initiation of the Phase 2 ADVISE trial in atopic dermatitis (AD)
•	Multiple first- or best-in-class drug candidates, skilled leadership team and liquidity position of approximately $1.2 billion

SAN DIEGO, Calif., November 7, 2019 - Arena Pharmaceuticals, Inc. (Nasdaq: ARNA) today provided a corporate update and reported financial results for the third quarter ended September 30, 2019.

“Arena continues to have a strong 2019 and we remain highly focused on achieving several key clinical and regulatory goals. This year we have initiated multiple important trials, including the etrasimod Phase 3 ELEVATE UC 52 trial, the olorinab Phase 2 CAPTIVATE trial, and the etrasimod Phase 2 ADVISE trial. We remain on track to initiate the etrasimod Ph 2/3 program in Crohn’s disease and to file an IND for APD418 this year,” said Amit D. Munshi, President and CEO of Arena. “We look forward to delivering on our exciting milestones and will continue to be bold and creative as we scale our enterprise to advance our pipeline.”

Pipeline Update

Etrasimod – Next generation, once-daily, oral, selective sphingosine 1-phosphate (S1P) receptor modulator in development for the treatment of multiple immune-mediated inflammatory diseases

•	Ulcerative colitis (UC): The global Phase 3 ELEVATE UC registrational program will consist of two key trials to evaluate etrasimod 2 mg in subjects with moderately to severely active UC
o	ELEVATE UC 52 Phase 3 trial ongoing
o	ELEVATE UC 12 Phase 3 trial expected to initiate at a later date to optimize speed to market

•	Crohn’s disease (CD):
o	Phase 2b/3 program planning ongoing, on track to initiate this year

•	Atopic dermatitis (AD):
o	ADVISE Phase 2b trial initiated

Olorinab – Oral, peripherally acting, highly selective, full agonist of cannabinoid receptor 2 (CB2) in development for the treatment of visceral pain associated with gastrointestinal (GI) diseases

•	Abdominal pain associated with irritable bowel syndrome (IBS):
o	CAPTIVATE Phase 2b trial ongoing

APD418 – First-in-Class Beta-3 AdrR Antagonist and Cardiac Myotrope in preclinical development for the treatment of decompensated heart failure (DHF)

•	Preclinical program advancing, on track to file IND this year

Etrasimod, olorinab and APD418 are investigational compounds that are not approved for any use in any country.

Financial Update

Third Quarter 2019 Financial Results

•	Revenues totaled $1.4 million, primarily consisting of $0.8 million of royalty revenue
•	Research and development expenses totaled $60.3 million, including $6.7 million related to non-cash share-based compensation
•	General and administrative expenses totaled $20.4 million, including $6.6 million related to non-cash share-based compensation
•	Net loss was $72.9 million or $1.46 per share

At September 30, 2019, Arena’s cash, cash equivalents and investments balance was approximately $1.2 billion and approximately 50.0 million shares of Arena common stock were outstanding.

Conference Call & Webcast Information

Arena will host a conference call and live webcast with the investment community today, Thursday, November 7, 2019, at 4:30 PM EST to discuss the financial results and provide a corporate update.

When: Thursday, November 7, 2019, at 4:30 PM EST

Dial-in: (877) 643-7155 (United States) or (914) 495-8552 (International)

Conference ID: 2598434

Please join the conference call at least 10 minutes early to register. You can access the live webcast under the investor relations section of Arena’s website at: www.arenapharm.com. A replay of the conference call will be archived under the investor relations section of Arena’s website for 30 days shortly after the call.

About Arena Pharmaceuticals

Arena Pharmaceuticals is driven to deliver novel, transformational medicines with optimized pharmacology to patients globally. Arena’s proprietary pipeline includes multiple potentially first- or best-in-class assets with broad clinical utility. Arena is evaluating etrasimod (APD334) in a broad range of immune-mediated inflammatory diseases, including in later-stage programs in inflammatory bowel disease (IBD), a Phase 2 program in atopic dermatitis (AD), and in programs for other indications. Arena is also evaluating olorinab (APD371) in a Phase 2 program for gastrointestinal pain. Arena continues to assess other earlier research and development stage drug candidates, including APD418 for decompensated heart failure.

Arena has additional license agreements and partnerships, including with United Therapeutics (ralinepag in a Phase 3 program for pulmonary arterial hypertension), Everest Medicines Limited (etrasimod in Greater China and select Asian countries), Boehringer Ingelheim International GmbH (undisclosed target – preclinical), Outpost Medicine, LLC (OP-352 – Phase 1), and Eisai Co., Ltd. and Eisai Inc. (BELVIQ® – marketed product).

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements may be identified by words such as “focused on,” “goals,” “on track to,” “look forward to,” “will,” “in development for,” “expected,” “planning,” “driven to,” “potentially,” and “evaluate,” and include, without limitation, statements about the following: Arena’s planned conference call and webcast with the investment community; design, initiation, enrollment, data and results, and timing relating to ongoing and intended programs and studies, including the timing of planned IND filing and initiation of planned clinical trials; the potential of Arena’s drug candidates, including to be first- or best-in-class or transformational, have optimized pharmacology or broad clinical utility, and be delivered to patients globally; Arena’s position and ability to execute on its programs; Arena’s drive and focus; and the potential of Arena’s assets, programs, licenses, and partnerships. For such statements, Arena claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Arena’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the following: clinical trials and other studies may not proceed at the time or in the manner expected or at all; the timing and outcome of research, development and regulatory review is uncertain, and Arena’s drug candidates may not advance in development or be approved for marketing; enrolling patients in Arena’s ongoing and intended clinical trials is competitive and challenging; risks related to developing and commercializing drugs; Arena may need additional funds to advance all of its programs, and you and others may not agree with the manner Arena allocates its resources; risks and uncertainties relating to cash and revenues that may be generated from product sales or other sources, including the impact of competition; Arena’s revenues are based in part on estimates, judgment and accounting policies, and incorrect estimates or disagreement regarding estimates or accounting policies may result in changes to Arena’s guidance or previously reported results; risks related to unexpected or unfavorable new data; nonclinical and clinical data is voluminous and detailed, and regulatory agencies may interpret or weigh the importance of data differently and reach different conclusions than Arena or others, request additional information, have additional recommendations or change their guidance or requirements before or after approval; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; topline data may not accurately reflect the complete results of a particular study or trial; satisfactory resolution of litigation or other disagreements with others; government and third-party payor actions, including relating to reimbursement and pricing; risks related to relying on licenses or collaborative arrangements, including lack of control and potential disputes; the entry into or modification or termination of licenses or collaborative arrangements; and Arena’s and third parties’ intellectual property rights. Additional factors that could cause actual results to differ materially from those stated or implied by Arena’s forward-looking statements are disclosed in Arena’s filings with the Securities and Exchange Commission (SEC), including but not limited to Arena’s Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 28, 2019, and Arena’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, which was filed with the SEC on August 9, 2019. These forward-looking statements represent Arena’s judgment as of the time of this release. Arena disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Corporate Contact:

Kevin R. Lind

Arena Pharmaceuticals, Inc.

Executive Vice President and

Chief Financial Officer

klind@arenapharm.com

858.210.3636

Media Contact:

Matt Middleman, MD

LifeSci Public Relations

matt.middleman@lifescipublicrelations.com

646.627.8384

(Tables Follow)

Arena Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
Revenues
United Therapeutics revenue	$—	$—	$800,000	$—
Royalty revenue	811	3,210	2,725	4,798
Collaboration and other revenue	539	363	704	4,524
Total revenues	1,350	3,573	803,429	9,322

Operating Costs & Expenses
Research & development	60,257	28,811	156,864	77,139
General & administrative	20,428	10,766	55,373	32,322
Transaction costs	—	—	14,573	—
Total operating costs & expenses	80,685	39,577	226,810	109,461
Income (loss) from operations	(79,335)	(36,004)	576,619	(100,139)

Total interest & other income (expense), net	6,470	1,690	19,580	2,859
Income (loss) from continuing operations before income taxes	(72,865)	(34,314)	596,199	(97,280)
Income tax provision	—	—	(110,333)	—
Income (loss) from continuing operations	(72,865)	(34,314)	485,866	(97,280)
Loss from discontinued operations	—	—	—	(830)
Net income (loss)	$(72,865)	$(34,314)	$485,866	$(98,110)

Net income (loss) per share, basic:
Continuing operations	$(1.46)	$(0.70)	$9.78	$(2.10)
Discontinued operations	—	—	—	(0.02)
	$(1.46)	$(0.70)	$9.78	$(2.12)

Net income (loss) per share, diluted:
Continuing operations	$(1.46)	$(0.70)	$9.39	$(2.10)
Discontinued operations	—	—	—	(0.02)
	$(1.46)	$(0.70)	$9.39	$(2.12)

Shares used in calculating net income (loss) per share, basic:	49,864	49,368	49,667	46,243
Shares used in calculating net income (loss) per share, diluted:	49,864	49,368	51,763	46,243

Arena Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheet Data

(In thousands)

	September 30, 2019	December 31, 2018
	(unaudited)	(unaudited)[1]
Assets
Cash & cash equivalents	$170,884	$161,037
Accounts receivable	1,696	5,086
Deferred tax assets	—	110,333
Prepaid expenses & other current assets	20,930	10,008
Total available-for-sale investments	1,002,851	367,006
Land, property & equipment, net	23,698	23,114
Other non-current assets	21,989	10,319
Total assets	$1,242,048	$686,903

Liabilities & Stockholders’ Equity
Accounts payable & accrued liabilities	$33,140	$26,635
Total lease financing obligations & other long-term liabilities	62,702	54,010
Total stockholders’ equity	1,146,206	606,258
Total liabilities & stockholders’ equity	$1,242,048	$686,903

1 The Condensed Consolidated Balance Sheet Data has been derived from the audited financial statements as of that date.

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